Exhibit 10.12

SECURED CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

VISIOX PHARMACEUTICALS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	December 1, 2023

FOR VALUE RECEIVED, VISIOX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) promises to pay to SRIRAMA ASSOCIATES, LLC, a Delaware limited liability company, or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or such lesser amount as shall equal the then outstanding principal amount hereof, together with simple interest from the date of this Secured Convertible Promissory Note (this “Note”) on the then outstanding principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All then outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) when requested in writing by the Investor (as defined below) on or after November 30, 2024 (the “Maturity Date”) or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts become due and payable in accordance with the terms hereof.

1.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)	“Charter” shall mean the Company’s certificate of incorporation as may be amended or restated from time to time.

(b)	“Collateral” shall mean the following, whether now existing or hereafter arising: (i) all trade secrets, patents, copyrights, trademarks, licenses and other intellectual property rights of the Company, together with all applications for any of the foregoing relating to OMLONTI, PDP-716 and SDN-037; and (ii) any Proceeds and products, additions and accessisons to or of the Collateral.

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(c)	“Conversion Price” shall mean (i) with respect to a Financing Event: the lesser of (x) eighty percent (80% of the lowest price per Share paid in cash by the other investors for any Share sold in the Financing Event and (y) the price per Share determined by dividing (A) the Valuation Cap by (B) the Fully Diluted Capitalization as of immediately prior to the Financing Event; and (ii) with respect to a SPAC Transaction, $10.00.

(d)	“Financing Event” shall mean the Company raising cash from one or more third party, whether in the form of a cash loan, equity investment or semi-equity (e.g., convertible note) financing event.

(e)	“Fully Diluted Capitalization” shall mean the number of Shares outstanding at the applicable time assuming full conversion and/or exercise of all then outstanding options and warrants (but excluding this Note.

(f)	“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

(g)	“Maturity Conversion Price” shall mean eighty percent (80%) of the price obtained by dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization outstanding as of the date of conversion, immediately prior to conversion.

(h)	“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Units.

(i)	“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j)	“Proceeds” shall mean

(k)	“Sale Transaction” shall mean (i) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (in respect of securities of the Company held by them prior to such transaction), (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company, or (iii) an exclusive license of all of the Company’s intellectual property. However, a SPAC Transaction shall be specifically excluded from the definition of a “Sale Transaction”.

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(l)	“Shares” means shares of Company common stock.

(m)	“SPAC Shares” shall mean shares of Class A Common Stock of POWERUP Acquisition Corp.

(n)	“SPAC Transaction” shall mean a business combination with POWERUP Acquisition Corp (Nasdaq: PWUP).

(o)	“Valuation Cap” shall mean $80,000,000.

2.	Payments.

(a)	Interest. Accrued interest on this Note shall be payable at the Maturity Date.

(b)	Prepayment. This Note may not be prepaid, without the consent of the Investor.

(c)	Payments Generally. The Company will make all cash payments due under this Note in immediately available funds by 3:00 p.m. ET on the date such payment is due at the address for such purpose specified below Investor’s signature hereto, or at such other address, or in such other manner, as Investor or other registered holder of this Note may from time to time direct in writing.

3.	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the due date hereunder and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay.

(b)	Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

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4.	Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(b) or 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5.	Elective Conversions.

(a)	Conversion on Financing Event. If, on or prior to the Maturity Date, the Company consummates a Financing Event, the Investor may elect to: (i) convert the then outstanding principal amount of this Note together with all accrued and unpaid interest under this Note into fully paid and nonassessable Shares at a price per Share equal to the Conversion Price; or (ii) accelerate the Maturity Date to the date of the Financing Event. In the event Investor elects to accelerate the Maturity Date as a result of a Financing Event, the Company shall apply all proceeds it obtains from the Financing Event to the repayment of this Note until this Note is satisfied in full.

(b)	Conversion on SPAC Transaction. If, on or prior to the Maturity Date, the Company consummates a SPAC Transaction, the then outstanding principal amount of this Note together with all accrued and unpaid interest under this Note shall be paid in full at the closing of the SPAC Transaction pursuant to the terms of the business combination agreement; provided, that notwithstanding the foregoing, the Investor may elect, in its sole discretion and with the appropriate approvals of PWUP, to convert the then outstanding principal amount of this Note together with all accrued and unpaid interest under this Note into fully paid and nonassessable SPAC Shares at a price per SPAC Share equal to the Conversion Price.

(c)	Payment on Sale Transaction. If, on or prior to the Maturity Date, the Company effects a Sale Transaction, then, at the closing of such Sale Transaction, Investor shall be repaid either, upon the determination of the Investor, (i) the entire balance then outstanding under this Note or (ii) the amount that would be payable in connection with such Sale Transaction with respect to that number of Shares issuable if the entire balance then outstanding was converted immediately prior to the consummation of such Sale Transaction.

(d)	Conversion after Maturity. After the Maturity Date, if this Note has not been repaid or converted into Shares or SPAC Shares on or prior to the Maturity Date, at the election of Investor, all then outstanding principal, together with all accrued and unpaid interest under this Note, will convert into Shares at a price per Share equal to the Maturity Conversion Price.

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(e)	Conversion Procedure.

(i)	Prior to conversion of this Note pursuant to any elective conversion under this Section 5, Investor shall surrender this Note to the Company (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note).

(ii)	If Investor elects to convert this Note pursuant to this Section 5, the Investor shall give written notice to the Company within ten (10) business days of receiving the Conversion Event Notice at the Company’s principal corporate office of the election to convert the same pursuant to the applicable paragraph of this Section 5, and shall state therein the amount of the then outstanding principal amount of this Note to be converted, together with all accrued and unpaid interest.

(iii)	If Investor elects to accelerate the Maturity Date pursuant to Section 5(a), the Investor shall give written notice to the Company within ten (10) business days of receiving the Conversion Event Notice at the Company’s principal corporate office of the election to convert the same pursuant to the applicable paragraph of this Section 5.

(iv)	The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a notice of issuance of the number of Shares to which Investor shall be entitled upon such conversion.

(v)	Fractional Units; Interest; Effect of Conversion. No Fractional Shares shall be issued upon conversion of this Note. Instead, the number of Shares issuable pursuant to a conversion shall be rounded up to the nearest whole Share. Upon conversion of this Note in full, the Company shall be forever released from all its Obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(f)	Notices of Record Date. In the event of any Qualified Financing, SPAC Transaction or Sale Transaction, the Company will mail written notice of such event to Investor at least twenty (20) days prior to the closing of a Sale Transaction (a “Conversion Event Notice”), which notice period may be waived with the written consent of Investor. The Conversion Event Notice shall include the following information: (i) the anticipated balance of principle and accrued interest on the Note as of the anticipated closing date of the Qualified Financing, SPAC Transaction or Sale Transaction; and (ii) the applicable Conversion Price.

6.	Security Interest.

(a)	The Company pledges and grants to Investor a security interest in the Collateral to secure payment and performance of all of the obligations and liabilities of the Company under this Note. At the request of Investor, the Company shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Investor to perfect, maintain and protect its security interest and the priority thereof.

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(b)	The Company hereby grants and transfers the right and power of attorney to Investor as the attorney in fact of the Company in the name and place of the Company to execute such documents and to take such other actions as Investor may deems necessary, useful or appropriate to perfect, enforce, exercise, collect or otherwise effectuate Investor’s security interest in any or all of the Collateral or any of Investors rights or remedies with respect to the Collateral or this Note.

(c)	Upon either (i) the Company’s indefeasible repayment in cash in accordance with this Note of the outstanding principal balance of this Note, all interest accrued and unpaid thereon and all other amounts owing in connection with this Note or secured by any or all of the Collateral, or (ii) the conversion of this Note, Investor will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant to this Section 6.

(d)	In the event any of the Collateral is liquidated by the Company, the Maturity Date shall immediately accelerate to the date of said liquidation, and all proceeds of said liquidation must first be applied to the repayment of this Note until this Note is satisfied in full.

7.	Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a)	Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)	Authority. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)	Enforceability. This Note executed by the Company has been duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Non-Contravention. The execution and delivery by the Company of this Note executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Charter or bylaws of the Company, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Note by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note.

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8.	Representations and Warranties of Investor. Investor represents and warrants to the Company upon the acquisition of this Note as follows:

(a)	Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)	Securities Law Compliance. Investor has been advised that this Note and the underlying securities have not been registered under the Act or any state securities laws and, therefore, cannot be resold unless it or they are registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration with respect to this Note or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath Investor’s name on the signature page hereto.

(c)	Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of this Note.

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(d)	Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Note. With respect to such matters, Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Note.

(e)	Purchase Price. Investor shall deliver to the Company the principal sum of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000) on December 1, 2023 and ONE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($1,500,000.00) upon the execution of a business combination agreement by and between POWERUP Acquisition Corp. and the Company.

(f)	No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Investor if such beneficial owner is deemed to own 20% or more of the Company’s outstanding voting securities (calculated on the basis of voting power) is subject to any disqualifications described in Rule 506(d)(1)(i) through (viii) of the Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

9.	Miscellaneous.

(a)	Waivers and Amendments. Any provision of this Note may be amended, waived or modified only with the written consent of the Company and of Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b)	Governing Law. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(d)	Jurisdiction and Venue. Investor and the Company irrevocably consent to the exclusive jurisdiction of, and venue in, the state courts in New Castle County in the State of Delaware, in connection with any matter based upon or arising out of this Note or the matters contemplated herein or therein, and agree that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons.

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(e)	Waiver of Jury Trial; Judicial Reference. Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(f)	Successors and Assigns. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g)	Transfer and Replacement of this Note. The Company will keep, at its principal executive office, books for the recordation of Investor and recordation of transfer of this Note. Prior to presentation of this Note for transfer, the Company shall treat the Person in whose name this Note is recorded as the owner and holder of this Note for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor this Note in the principal requested by such holder, dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note and recorded in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of this Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(h)	Transfer of this Note or Securities Issuable on Conversion Thereof. This Note may not be transferred by Investor without the prior written consent of the Company. Any Shares into which this Note may be converted shall be subject to any transfer restrictions set forth in the Company’s organizational documents.

(i)	Assignment by the Company. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(j)	Entire Agreement. This Note constitutes and contains the entire agreement among the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)	Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party as follows: (i) if to Investor, at Investor’s address, facsimile number or electronic mail address set forth beneath Investor’s name on the signature page hereto, or at such other address, facsimile number or electronic mail address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, facsimile number or electronic mail address set forth beneath the Company’s name on the signature page hereto, or at such other address, facsimile number or electronic mail address as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing, (iv) four days after being deposited in the U.S. mail, first class with postage prepaid, (v) if sent via facsimile, upon confirmation of facsimile transfer or (vi) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

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(l)	Expenses. The Company and Investor shall be responsible for their own legal fees and other expenses incurred in connection with the negotiation, drafting and execution of this Note.

(m)	Severability of this Note. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(n)	Payment. Unless converted into Shares or SPAC Shares pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(o)	Usury. If any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(p)	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(q)	Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

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The parties have caused this Note to be duly executed and delivered as of the date first written above.

COMPANY:
VISIOX PHARMACEUTICALS, INC.
a Delaware corporation

By:	/s/ Ryan Bleeks
Name:	Ryan Bleeks
Title:	Chief Executive Officer

INVESTOR:
SRIRAMA ASSOCIATES, LLC
a Delaware limited liability company

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

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